--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549
                                  FORM 11-K

             [X] Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934

                  For the fiscal year ended December 31, 1997

                                      or

             [_] Transition Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934

 For the transition period from                          Commission file number
 _______ to _________                                            1-8607

                      BellSouth Retirement Savings Plan

                            BELLSOUTH CORPORATION
                         1155 Peachtree Street, N.E.
                         Atlanta, Georgia 30309-3610

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       BELLSOUTH RETIREMENT SAVINGS PLAN

                               TABLE OF CONTENTS

ITEM                                                                       PAGE
----                                                                       ----
1.Financial Statements....................................................   2
  Report of Independent Accountants.......................................   2
  Consent of Independent Accountants......................................   3
  Statement of Net Assets Available for Plan Benefits With Fund
   Information as of December 31, 1997....................................   4
  Statement of Net Assets Available for Plan Benefits With Fund
   Information as of December 31, 1996....................................   6
  Statement of Changes in Net Assets Available for Plan Benefits With Fund
   Information for the Year ended December 31, 1997.......................   8
  Statement of Changes in Net Assets Available for Plan Benefits With Fund
   Information for the Year ended December 31, 1996.......................  10
  Statement of Changes in Net Assets Available for Plan Benefits With Fund
   Information for the Year ended December 31, 1995.......................  12
  Notes to Financial Statements...........................................  14
2.Supplemental Schedule................................................... S-1
  Item 27a--Schedule of Assets Held for Investment Purposes............... S-1

                       REPORT OF INDEPENDENT ACCOUNTANTS

Management Savings Plan Committee of the
 BellSouth Retirement Savings Plan:

  We have audited the accompanying statements of net assets available for plan benefits with fund information of the BellSouth Retirement Savings Plan (the
Plan), formerly the BellSouth Management Savings and Employee Stock Ownership Plan, as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits with fund information for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

  Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedule and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Coopers & Lybrand L.L.P.
Atlanta, Georgia

June 22, 1998

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of BellSouth Corporation on Form S-8 (File Nos. 33-30773, 33-38264 and 33-26518) of our report dated June 22, 1998, on our audits of the financial statements of the BellSouth Retirement Savings Plan, formerly the BellSouth Management Savings and Employee Stock Ownership Plan, as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997,which report is included in this Annual Report on Form 11-K.

Coopers & Lybrand L.L.P.
Atlanta, Georgia

June 29, 1998

                                                                BELLSOUTH RETIRE

                                          STATEMENT OF NET ASSETS AVAILABLE FOR

                                                                       DECEMBER
                                                                         (IN THO


                                                                           FIDELITY
                          BELLSOUTH  INTEREST  INDEXED                      GROWTH
                            STOCK     INCOME    STOCK    BALANCED   BOND   & INCOME
                             FUND      FUND      FUND      FUND     FUND   PORTFOLIO
         ASSETS           ---------- -------- ---------- -------- -------- ---------
Allocated share of Trust
 net assets.............  $1,149,889 $893,461 $1,040,749 $105,201 $109,987 $160,583
Investment in BellSouth
 Retirement Savings
 Employee Stock Owner-
 ship Plan Trust:
 Shares of BellSouth
  common stock allocated
  to participants.......         --       --         --       --       --       --
 Shares of BellSouth
  common stock held for
  future allocation.....         --       --         --       --       --       --
 Temporary cash invest-
  ments.................         --       --         --       --       --       --
                          ---------- -------- ---------- -------- -------- --------
  Total Investments.....   1,149,889  893,461  1,040,749  105,201  109,987  160,583
Contributions receiv-
 able...................       1,137    1,072      1,648      278      160      512
Fund, BellSouth Savings
 and Security Plan and
 other transfers
 receivable--net........       4,753    1,910        --       --       --       --
                          ---------- -------- ---------- -------- -------- --------
  Total Assets..........   1,155,779  896,443  1,042,397  105,479  110,147  161,095
                          ---------- -------- ---------- -------- -------- --------
      LIABILITIES
Distributions payable...         294      441        304       60       15       17
Fund, BellSouth Savings
 and Security Plan and
 other transfers
 payable--net...........         --       --       1,397      106      100      --
Notes payable...........         --       --         --       --       --       --
                          ---------- -------- ---------- -------- -------- --------
  Total Liabilities.....         294      441      1,701      166      115       17
                          ---------- -------- ---------- -------- -------- --------
Net Assets Available for
 Plan Benefits..........  $1,155,485 $896,002 $1,040,696 $105,313 $110,032 $161,078
                          ========== ======== ========== ======== ======== ========


                                             The accompanying notes are an integ

MENT SAVINGS PLAN

PLAN BENEFITS WITH FUND INFORMATION

31, 1997
USANDS)

              VANGUARD
                INDEX   T. ROWE DFA U.S.                                       EMPLOYEE STOCK
  DFA U.S.      TRUST    PRICE  LARGE CAP      DFA                             OWNERSHIP PLAN
 6-10 VALUE    GROWTH   MID-CAP VALUE II  INTERNATIONAL PARTICIPANT         ---------------------
PORTFOLIO II  PORTFOLIO GROWTH    FUND    VALUE II FUND    LOANS     OTHER  ALLOCATED UNALLOCATED   TOTAL
------------  --------- ------- --------- ------------- ----------- ------- --------- ----------- ----------

  $101,890     $46,140  $40,806  $37,863     $31,881      $60,840   $14,234 $    --    $    --    $3,793,524






       --          --       --       --          --           --        --   663,342        --       663,342


       --          --       --       --          --           --        --       --     570,293      570,293

       --          --       --       --          --           --        --     3,858     14,106       17,964
  --------     -------  -------  -------     -------      -------   ------- --------   --------   ----------
   101,890      46,140   40,806   37,863      31,881       60,840    14,234  667,200    584,399    5,045,123

       176         185       90       64          69          --        --     4,711        --        10,102



       337         247      135      --          --            88       --       --         --         7,470
  --------     -------  -------  -------     -------      -------   ------- --------   --------   ----------
   102,403      46,572   41,031   37,927      31,950       60,928    14,234  671,911    584,399    5,062,695
  --------     -------  -------  -------     -------      -------   ------- --------   --------   ----------

        89          20       30       36           2           11     6,286      188        --         7,793



       --          --       --       135         131          --      7,948      147        --         9,964
       --          --       --       --          --           --        --       --     356,477      356,477
  --------     -------  -------  -------     -------      -------   ------- --------   --------   ----------
        89          20       30      171         133           11    14,234      335    356,477      374,234
  --------     -------  -------  -------     -------      -------   ------- --------   --------   ----------

  $102,314     $46,552  $41,001  $37,756     $31,817      $60,917   $   --  $671,576   $227,922   $4,688,461
  ========     =======  =======  =======     =======      =======   ======= ========   ========   ==========


ral part of these financial statements.

                                                                BELLSOUTH RETIRE

                                           STATEMENT OF NET ASSETS AVAILABLE FOR

                                                                        DECEMBER
                                                                         (IN THO

                                                                         FIDELITY
                          BELLSOUTH  INTEREST INDEXED                     GROWTH
                            STOCK     INCOME   STOCK   BALANCED   BOND   & INCOME
                             FUND      FUND     FUND     FUND     FUND   PORTFOLIO
         ASSETS           ---------- -------- -------- -------- -------- ---------
Allocated share of Trust
 net assets.............  $1,073,729 $806,543 $758,978 $81,953  $119,943  $55,838
Investment in BellSouth
 Retirement Savings
 Employee Stock
 Ownership Plan Trust:
 Shares of BellSouth
  common stock allocated
  to participants.......         --       --       --      --        --       --
 Shares of BellSouth
  common stock held for
  future allocation.....         --       --       --      --        --       --
 Temporary cash invest-
  ments.................         --       --       --      --        --       --
                          ---------- -------- -------- -------  --------  -------
  Total Investments.....   1,073,729  806,543  758,978  81,953   119,943   55,838
Contributions receiv-
 able...................       1,153      900    1,674     221       177      164
Fund, BellSouth Savings
 and Security Plan and
 other transfers
 receivable--net........         --    19,960    1,502     194       --       615
                          ---------- -------- -------- -------  --------  -------
  Total Assets..........   1,074,882  827,403  762,154  82,368   120,120   56,617
                          ---------- -------- -------- -------  --------  -------
      LIABILITIES
Distributions payable...       1,042      940      927      20       151      --
Fund, BellSouth Savings
 and Security Plan and
 other transfers
 payable--net...........      21,541      --       --      --        331      --
Notes payable...........         --       --       --      --        --       --
                          ---------- -------- -------- -------  --------  -------
  Total Liabilities.....      22,583      940      927      20       482      --
                          ---------- -------- -------- -------  --------  -------
Net Assets Available for
 Plan Benefits..........  $1,052,299 $826,463 $761,227 $82,348  $119,638  $56,617
                          ========== ======== ======== =======  ========  =======


                                             The accompanying notes are an integ

MENT SAVINGS PLAN

 PLAN BENEFITS WITH FUND INFORMATION

 31, 1996
USANDS)

                  DFA U.S.                            AMERICAN                            EMPLOYEE STOCK
       DFA U.S.   LARGE CAP      DFA      BERGER  CENTURY/TWENTIETH                       OWNERSHIP PLAN
      6-10 VALUE  VALUE II  INTERNATIONAL   100    CENTURY GROWTH   PARTICIPANT        ---------------------
     PORTFOLIO II   FUND    VALUE II FUND  FUND    INVESTORS FUND      LOANS    OTHER  ALLOCATED UNALLOCATED   TOTAL
     ------------ --------- ------------- ------- ----------------- ----------- ------ --------- ----------- ----------

       $39,643     $19,502     $27,939    $39,771      $15,054        $59,228   $6,893 $    --    $    --    $3,105,014






           --          --          --         --           --             --       --   449,992        --       449,992


           --          --          --         --           --             --       --       --     472,927      472,927

           --          --          --         --           --             --       --     2,688     14,779       17,467
       -------     -------     -------    -------      -------        -------   ------ --------   --------   ----------
        39,643      19,502      27,939     39,771       15,054         59,228    6,893  452,680    487,706    4,045,400

            76          24          48         55           22            --       --     1,907        --         6,421



           287         183          35        --            29            216      --       743        --        23,764
       -------     -------     -------    -------      -------        -------   ------ --------   --------   ----------
        40,006      19,709      28,022     39,826       15,105         59,444    6,893  455,330    487,706    4,075,585
       -------     -------     -------    -------      -------        -------   ------ --------   --------   ----------

             2         --          --         --             6          1,169    6,300      249        --        10,806



           --          --          --          21          --             --       363      --         --        22,256
           --          --          --         --           --             --       --       --     394,577      394,577
       -------     -------     -------    -------      -------        -------   ------ --------   --------   ----------
             2         --          --          21            6          1,169    6,663      249    394,577      427,639
       -------     -------     -------    -------      -------        -------   ------ --------   --------   ----------

       $40,004     $19,709     $28,022    $39,805      $15,099        $58,275   $  230 $455,081   $ 93,129   $3,647,946
       =======     =======     =======    =======      =======        =======   ====== ========   ========   ==========


ral part of these financial statements.

                                                                BELLSOUTH RETIRE

                                                           STATEMENT OF CHANGES
                                                            FOR PLAN BENEFITS WI

                                                                  YEAR ENDED DEC
                                                                         (IN THO


                                                                               FIDELITY
                          BELLSOUTH   INTEREST   INDEXED                        GROWTH     DFA U.S.
                            STOCK      INCOME     STOCK    BALANCED    BOND    & INCOME   6-10 VALUE
                             FUND       FUND      FUND       FUND      FUND    PORTFOLIO PORTFOLIO II
                          ----------  -------- ----------- --------- --------  --------- ------------
Net Assets Available for
 Plan Benefits,
 December 31, 1996......  $1,052,299  $826,463 $   761,227 $  82,348 $119,638  $ 56,617     $40,004
                          ----------  -------- ----------- --------- --------  --------    --------
Employee contributions..      34,434    36,179      55,032     9,858    5,541    14,476       6,088
Transfer of
 participants'
 balances--net..........    (228,972)   82,261      39,775     3,014  (13,621)   67,796      42,050
Employing company
 contributions..........         --        --          --        --       --        --          --
Supplemental
 contributions..........         --        --          --        --       --        --          --
Allocation of shares to
 participants...........         --        --          --        --       --        --          --
Transfer of loan
 repayment..............         --        --          --        --       --        --          --
                          ----------  -------- ----------- --------- --------  --------    --------
Total Contributions,
 Allocations and
 Transfers..............    (194,538)  118,440      94,807    12,872   (8,080)   82,272      48,138
Allocated share of Trust
 investment activities..     392,729    54,817     255,306    18,321    8,987    28,682      17,555
                          ----------  -------- ----------- --------- --------  --------    --------
Total Additions.........     198,191   173,257     350,113    31,193      907   110,954      65,693
                          ----------  -------- ----------- --------- --------  --------    --------
Less: Distributions to
      participants......      95,005   103,718      70,644     8,228   10,513     6,493       3,383
  Interest on notes
     payable............         --        --          --        --       --        --          --
                          ----------  -------- ----------- --------- --------  --------    --------
Net Assets Available for
 Plan Benefits,
 December 31, 1997......  $1,155,485  $896,002 $ 1,040,696 $ 105,313 $110,032  $161,078    $102,314
                          ==========  ======== =========== ========= ========  ========    ========


                                             The accompanying notes are an integ

MENT SAVINGS PLAN

 IN NET ASSETS AVAILABLE
TH FUND INFORMATION

EMBER 31, 1997
USANDS)

      VANGUARD
        INDEX   T. ROWE DFA U.S.                              AMERICAN                              EMPLOYEE STOCK
        TRUST    PRICE  LARGE CAP      DFA                CENTURY/TWENTIETH                         OWNERSHIP PLAN
       GROWTH   MID-CAP VALUE II  INTERNATIONAL  BERGER    CENTURY GROWTH   PARTICIPANT          ----------------------
      PORTFOLIO GROWTH    FUND    VALUE II FUND 100 FUND   INVESTORS FUND      LOANS     OTHER   ALLOCATED  UNALLOCATED    TOTAL
      --------- ------- --------- ------------- --------  ----------------- ----------- -------  ---------  ----------- ----------


       $   --   $   --   $19,709     $28,022    $ 39,805      $ 15,099        $58,275   $   230  $455,081    $ 93,129   $3,647,946
       -------  -------  -------     -------    --------      --------        -------   -------  --------    --------   ----------
         1,195    1,061    2,633       3,355       2,725         1,194            --        --        --          --       173,771


        44,262   39,161   10,590       2,685     (46,616)      (19,486)         1,464    (1,106)  (14,367)        --         8,890

           --       --       --          --          --            --             --        --      7,224         --         7,224

           --       --       --          --          --            --             --        --        --       44,536       44,536

           --       --       --          --          --            --             --        --     71,595     (71,595)         --

           --       --       --          --          --            --             --        --    (11,878)     11,878          --
       -------  -------  -------     -------    --------      --------        -------   -------  --------    --------   ----------


        45,457   40,222   13,223       6,040     (43,891)      (18,292)         1,464    (1,106)   52,574     (15,181)     234,421

         1,570    1,046    7,193        (503)      6,506         4,809          4,293     1,050   197,965     185,174    1,185,500
       -------  -------  -------     -------    --------      --------        -------   -------  --------    --------   ----------
        47,027   41,268   20,416       5,537     (37,385)      (13,483)         5,757       (56)  250,539     169,993    1,419,921
       -------  -------  -------     -------    --------      --------        -------   -------  --------    --------   ----------

           475      267    2,369       1,742       2,420         1,616          3,115       174    34,044         --       344,206

           --       --       --          --          --            --             --        --        --       35,200       35,200
       -------  -------  -------     -------    --------      --------        -------   -------  --------    --------   ----------


       $46,552  $41,001  $37,756     $31,817    $    --       $    --         $60,917   $   --   $671,576    $227,922   $4,688,461
       =======  =======  =======     =======    ========      ========        =======   =======  ========    ========   ==========


ral part of these financial statements.

                                                                BELLSOUTH RETIRE

                                                            STATEMENT OF CHANGES
                                                            FOR PLAN BENEFITS WI

                                                                  YEAR ENDED DEC
                                                                         (IN THO

                                                                            FIDELITY
                          BELLSOUTH   INTEREST  INDEXED                      GROWTH     DFA U.S.
                            STOCK      INCOME    STOCK   BALANCED   BOND    & INCOME   6-10 VALUE
                             FUND       FUND      FUND     FUND     FUND    PORTFOLIO PORTFOLIO II
                          ----------  --------  -------- -------- --------  --------- ------------
Net Assets Available for
 Plan Benefits,
 December 31, 1995......  $1,076,272  $754,760  $490,665 $52,760  $124,036   $   --     $12,576
                          ----------  --------  -------- -------  --------   -------    -------
Employee contributions..      46,536    48,145    56,662  12,487     8,141     3,952      1,486
Transfer-in of merged
 plan assets--net.......     117,707    67,608    89,075   6,984    13,409       --       2,796
Transfer of partici-
 pants' balances--net...     (91,381)  (19,131)   33,011   6,627   (20,774)   50,569     18,305
Employing company con-
 tributions.............         --        --        --      --        --        --         --
Supplemental contribu-
 tions..................         --        --        --      --        --        --         --
Allocation of shares to
 participants...........         --        --        --      --        --        --         --
Transfer of loan repay-
 ment...................         --        --        --      --        --        --         --
                          ----------  --------  -------- -------  --------   -------    -------
Total Contributions,
 Allocations and
 Transfers..............      72,862    96,622   178,748  26,098       776    54,521     22,587
Allocated share of Trust
 investment activities..     (17,652)   48,774   133,869   9,048     4,826     3,140      5,395
                          ----------  --------  -------- -------  --------   -------    -------
Total Additions.........      55,210   145,396   312,617  35,146     5,602    57,661     27,982
                          ----------  --------  -------- -------  --------   -------    -------
Less: Distributions to
 participants...........      79,183    73,693    42,055   5,558    10,000     1,044        554
  Interest on notes
   payable..............         --        --        --      --        --        --         --
                          ----------  --------  -------- -------  --------   -------    -------
Net Assets Available for
 Plan Benefits,
 December 31, 1996......  $1,052,299  $826,463  $761,227 $82,348  $119,638   $56,617    $40,004
                          ==========  ========  ======== =======  ========   =======    =======


                                             The accompanying notes are an integ

MENT SAVINGS PLAN

 IN NET ASSETS AVAILABLE
TH FUND INFORMATION

EMBER 31, 1996
USANDS)

    DFA U.S.        DFA                  AMERICAN                            EMPLOYEE STOCK
   LARGE CAP   INTERNATIONAL BERGER  CENTURY/TWENTIETH                       OWNERSHIP PLAN
    VALUE II     VALUE II      100    CENTURY GROWTH   PARTICIPANT        ----------------------
      FUND         FUND       FUND    INVESTORS FUND      LOANS    OTHER  ALLOCATED  UNALLOCATED   TOTAL
   ---------   ------------- ------- ----------------- ----------- -----  ---------  ----------- ----------


    $ 6,268       $13,851    $25,849      $ 9,970        $41,287   $--    $434,796    $161,553   $3,204,643
    -------       -------    -------      -------        -------   ----   --------    --------   ----------
        812         1,235      1,483          722            --     --         --          --       181,661

        616         2,839      4,544        1,423          7,561    --         --          --       314,562

      9,349         8,797      4,004        1,923          8,807    (64)       --          --        10,042

        --            --         --           --             --     --       6,518         --         6,518

        --            --         --           --             --     --         --       42,299       42,299

        --            --         --           --             --     --      58,923     (58,923)         --

        --            --         --           --             --     --     (10,405)     10,405          --
    -------       -------    -------      -------        -------   ----   --------    --------   ----------


     10,777        12,871     10,031        4,068         16,368    (64)    55,036      (6,219)     555,082

      2,966         1,760      5,170        1,544          2,284    306     (9,681)    (23,852)     167,897
    -------       -------    -------      -------        -------   ----   --------    --------   ----------
     13,743        14,631     15,201        5,612         18,652    242     45,355     (30,071)     722,979
    -------       -------    -------      -------        -------   ----   --------    --------   ----------

        302           460      1,245          483          1,664     12     25,070         --       241,323

        --            --         --           --             --     --         --       38,353       38,353
    -------       -------    -------      -------        -------   ----   --------    --------   ----------


    $19,709       $28,022    $39,805      $15,099        $58,275   $230   $455,081    $ 93,129   $3,647,946
    =======       =======    =======      =======        =======   ====   ========    ========   ==========


ral part of these financial statements.

                                                                BELLSOUTH RETIRE

                                                           STATEMENT OF CHANGES
                                                            FOR PLAN BENEFITS WI

                                                                   YEAR ENDED DE
                                                                         (IN THO

                          BELLSOUTH   INTEREST INDEXED                       DFA U.S.
                            STOCK      INCOME   STOCK   BALANCED   BOND     6-10 VALUE
                             FUND       FUND     FUND     FUND     FUND    PORTFOLIO II
                          ----------  -------- -------- -------- --------  ------------
Net Assets Available for
 Plan Benefits,
 December 31, 1994......  $  775,501  $693,284 $336,907 $26,311  $110,380    $ 5,294
                          ----------  -------- -------- -------  --------    -------
Employee contributions..      35,329    44,854   33,282   4,683     7,175        --
Transfer of
 participants'
 balances--net..........    (107,464)   37,729   21,487  15,265    (1,145)     5,324
Employing company
 contributions..........         --        --       --      --        --         --
Supplemental
 contributions..........         --        --       --      --        --         --
Allocation of shares to
 participants...........         --        --       --      --        --         --
Transfer of loan
 repayment..............         --        --       --      --        --         --
                          ----------  -------- -------- -------  --------    -------
Total Contributions,
 Allocations and
 Transfers..............     (72,135)   82,583   54,769  19,948     6,030      5,324
Allocated share of Trust
 investment activities..     439,651    51,877  127,372   8,794    16,168      1,958
                          ----------  -------- -------- -------  --------    -------
Total Additions.........     367,516   134,460  182,141  28,742    22,198      7,282
                          ----------  -------- -------- -------  --------    -------
Less: Distributions to
 participants...........      66,745    72,984   28,383   2,293     8,542        --
  Interest on notes
   payable..............         --        --       --      --        --         --
                          ----------  -------- -------- -------  --------    -------
Net Assets Available for
 Plan Benefits,
 December 31, 1995......  $1,076,272  $754,760 $490,665 $52,760  $124,036    $12,576
                          ==========  ======== ======== =======  ========    =======



                                             The accompanying notes are an integ

MENT SAVINGS PLAN

IN NET ASSETS AVAILABLE
TH FUND INFORMATION

CEMBER 31, 1995
USANDS)

    DFA U.S.                             AMERICAN                     EMPLOYEE STOCK
    LARGE CAP       DFA      BERGER  CENTURY/TWENTIETH                OWNERSHIP PLAN
    VALUE II   INTERNATIONAL   100    CENTURY GROWTH   PARTICIPANT ----------------------
      FUND     VALUE II FUND  FUND    INVESTORS FUND      LOANS    ALLOCATED  UNALLOCATED   TOTAL
    ---------  ------------- ------- ----------------- ----------- ---------  ----------- ----------


     $1,153       $ 6,687    $14,719      $3,748         $28,858   $233,325    $(44,022)  $2,192,145
     ------       -------    -------      ------         -------   --------    --------   ----------
        --            --         --          --              752        --          --       126,075


      4,371         6,059      7,232       5,362           9,000        --          --         3,220

        --            --         --          --              --       7,217         --         7,217

        --            --         --          --              --         --       41,313       41,313

        --            --         --          --              --      49,927     (49,927)         --

        --            --         --          --              --      (8,701)      8,701          --
     ------       -------    -------      ------         -------   --------    --------   ----------


      4,371         6,059      7,232       5,362           9,752     48,443          87      177,825

        744         1,107      3,898         860           2,763    165,489     246,577    1,067,258
     ------       -------    -------      ------         -------   --------    --------   ----------
      5,115         7,166     11,130       6,222          12,515    213,932     246,664    1,245,083
     ------       -------    -------      ------         -------   --------    --------   ----------

        --              2        --          --               86     12,461         --       191,496

        --            --         --          --              --         --       41,089       41,089
     ------       -------    -------      ------         -------   --------    --------   ----------


     $6,268       $13,851    $25,849      $9,970         $41,287   $434,796    $161,553   $3,204,643
     ======       =======    =======      ======         =======   ========    ========   ==========



ral part of these financial statements.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS

    (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND PER-PARTICIPANT AMOUNTS)

1. PLAN DESCRIPTION

GENERAL

  The following description of the BellSouth Retirement Savings Plan (the
Plan), formerly the BellSouth Management Savings and Employee Stock Ownership Plan, provides only general information. For additional information, participants should refer to the Plan Prospectus/Summary Plan Description, as supplemented (SPD). A copy of the SPD can be obtained by calling the BellSouth Participant Service Center at 1-800-995-1000 or 1-615-333-9000 via company telephone. In addition, copies of the Plan agreement and other related documents which include details of the Plan can be obtained by writing to:
Secretary, BellSouth Savings Plan Committee, Room 13C09, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

  The Plan was established by BellSouth Corporation (BellSouth) to provide a convenient way for employees to save for their retirement on a long-term basis and to acquire an ownership interest in BellSouth. The Plan consists of two parts: one is a profit sharing plan which includes a qualified cash or deferred arrangement and which is intended to qualify as such under sections 401(a), 401(k) and 401(m) and related sections of the Internal Revenue Code of 1986, as amended (the Code); the second part is an employee stock ownership plan (ESOP) which is designed as a stock bonus plan to invest primarily in shares of BellSouth common stock and which is intended to qualify under sections 401(a), 401(m) and 4975(e)(7) and related sections of the Code. All regular full-time and part-time employees of participating BellSouth companies who are not covered by a collective bargaining agreement, have attained the age of 21, and have completed at least six months of service are eligible to participate. The Plan is subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).

PLAN MERGER, AMENDMENT AND RESTATEMENT

  Prior to April 1, 1996, the Plan operated as the BellSouth Management Savings and Employee Stock Ownership Plan. Effective April 1, 1996, the Plan was renamed; at the same time, another BellSouth plan, the BellSouth Enterprises Retirement Savings Plan (RSP), was merged with and into the Plan.

  Participants of the former RSP became participants in the Plan on April 1, 1996. These participants were credited with beginning account balances in the Plan which equaled their March 31, 1996 ending account balances within the RSP. As a result, both participant account and investment activity which occurred within the RSP prior to April 1, 1996 are excluded from the accompanying financial statements.

  Effective July 1, 1996, the Plan document was amended and restated. Significant changes included a change in investment valuation methods (see below) and changes to various service functions provided by the Plan's recordkeeper and service center provider.

MASTER TRUST

  For investment purposes, the assets of the Plan are held in the BellSouth Master Savings Trust (the Master Savings Trust). In addition, the Master Savings Trust also holds all assets of the BellSouth Savings and Security Plan
(SSP). Prior to its merger with the Plan, assets of the RSP were also held by the Master Savings Trust.

INVESTMENT OPTIONS

  At December 31, 1997, the Plan's assets were comprised of the following investment vehicles: BellSouth Stock Fund, Interest Income Fund, Indexed Stock Fund, Balanced Fund, Bond Fund and mutual funds which include the Fidelity Growth & Income Portfolio, DFA U.S. 6-10 Value Portfolio II, Vanguard Index Trust Growth Portfolio, T. Rowe Price Mid-Cap Growth, DFA U.S. Large Cap Value II Fund, and DFA International Value II Fund.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND PER-PARTICIPANT AMOUNTS)

1. PLAN DESCRIPTION--(CONTINUED)

  Effective July 8, 1996, all investments are valued on a daily basis. Prior to this date, all Plan investment funds other than the mutual funds were valued on a monthly basis. Since they were added as investment options, the mutual funds have been valued on a daily basis.

  Prior to July 8, 1996, the assets of the Berger 100 Fund, American Century/Twentieth Century Growth Investors Fund, and the three DFA Funds were contained within a mutual fund window account. In conjunction with the conversion of investment valuation to a daily basis, these mutual funds were established as separate investment funds. For further discussion, see Note 3. Also, on July 8, 1996, the Fidelity Growth & Income Portfolio was added as a new investment option.

  During September 1997, the Berger 100 Fund and the American
Century/Twentieth Century Growth Investors Fund were replaced by the T. Rowe Price Mid-Cap Growth and the Vanguard Index Trust Growth Portfolio as investment options. All participant balances in, and subsequent contributions to, the replaced funds were reallocated according to participant direction or into the Interest Income Fund in the absence of such direction.

CONCENTRATIONS OF RISK

  At December 31, 1997 and 1996, the Plan's assets were significantly concentrated in shares of BellSouth common stock, the value of which is subject to fluctuations related to corporate, industry and economic factors.

VESTING

  All participant and employing company contributions vest immediately.

PARTICIPANT LOANS (WHOLE DOLLARS)

  Participants may borrow from their fund accounts a minimum of $1,000 up to the lesser of $50,000 or 50 percent of their before-tax account balances as defined by the Plan document and any amounts rolled over to the Plan from other qualified plans. Loan balances are secured by the assets allocated to the participants' accounts and bear interest at various rates which ranged from 7.0% to 12.5% at December 31, 1997. Principal and interest are paid ratably through periodic payroll deductions for active employees and by coupon for nonactive employees.

SERVICE PROVIDER

  Bankers Trust Company is the Trustee for the Master Savings Trust and, through December 31, 1997, also served as the recordkeeper and service center provider for the Plan. Beginning January 1, 1998, Metropolitan Life Insurance Company will serve as the recordkeeper and service center provider for the Plan.

2. ACCOUNTING POLICIES

  The financial statements of the Plan have been prepared in accordance with generally accepted accounting principles. Such financial statements include estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the amounts of revenues and expenses. Actual results could differ from those estimates. Certain amounts in prior period financial statements have been reclassified to conform to the current year's presentation.

  With respect to the statements of net assets available for plan benefits for the years presented, allocated share of Trust net assets includes investments at fair value, accrued interest income, accrued dividends, receivables for investments sold, payables for investments purchased and accrued administrative expenses of the Master Savings Trust.

  With respect to the statements of changes in net assets available for plan benefits for the years presented, allocated share of Trust investment activities includes the sum of realized gains, net of realized losses, the net

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND PER-PARTICIPANT AMOUNTS)

2. ACCOUNTING POLICIES--(CONTINUED)

change in unrealized appreciation/(depreciation) on the fair value of the investments, interest income, dividends, investment manager fees and other administrative fees paid by the Master Savings Trust.

  The values of investments in the Master Savings Trust are determined as follows:

  . Shares of BellSouth common stock and equity securities underlying the Indexed Stock Fund are valued on the basis of the closing price per share on December 31, 1997 and 1996, as reported on the New York Stock Exchange or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made;

  . The values of mutual funds, all of which are traded on a national securities exchange, are based on published daily closing net asset values as reported by the respective securities exchanges;

  . Over-the-counter securities and government obligations are valued based on the bid prices on December 31, 1997 and 1996 from published sources where available and, if not available, from other sources considered reliable; and

  . Contracts with insurance companies are valued at principal plus reinvested interest.

  Purchases and sales of securities are reflected as of the trade date.

  Realized gains and losses on sales of investments are determined on the basis of average cost.

  Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

3. MUTUAL FUNDS

MUTUAL FUND WINDOW

  During 1994, the Berger 100 Fund, the American Century/Twentieth Century Growth Investors Fund, and the three DFA mutual funds were established as investment options. Amounts could only be directed to these mutual funds through transfers from the other core funds. Liquidation of these mutual funds as a result of changing investment elections, transfers or participant withdrawals could occur on any day. However, the five core funds in the Plan (BellSouth Stock Fund, Interest Income Fund, Indexed Stock Fund, Balanced Fund and Bond Fund) were still valued on a monthly basis. As a result, a "Mutual Fund Window" or MFW was established. The MFW consisted of the five mutual funds and a temporary holding account into which any cash generated as a result of mutual fund liquidations during a month would be placed and held until the end of the month. At the end of the month, transfers out of the MFW would be effected with the five core funds, valued and recorded according to the month-end unit value of the core fund(s).

  As discussed in Note 1, on July 8, 1996 the Plan converted to a daily valuation basis for all of its investment options. This allowed transactions between the mutual funds and the five core funds to be effected and recorded on the same day at any time during the month. As a result, subsequent to that date, the MFW was eliminated and separate investment accounts for each mutual fund were established. With the elimination of the MFW, participants are allowed to make contributions directly to the mutual funds.

4. UNITS OF THE PLAN

  Participants in the Plan can direct their contributions among 11 investment options as described in Note 1. The interests of participants in each type of investment of the Plan are represented by units as described in Section 8 of the Plan document. Unit values are based on a beginning value of $1.00 as of January 1, 1994 and are adjusted based on the performance of the underlying investments in each period.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND PER-PARTICIPANT AMOUNTS)

4. UNITS OF THE PLAN--(CONTINUED)

  Prior to July 8, 1996, participant accounts and the related unit values for investments other than mutual funds were valued on a monthly basis. As previously discussed in Notes 1 and 3, the Plan converted to a daily unit valuation method for all participant accounts and investments on July 8, 1996.

  The number and value of units for investments, other than mutual funds, as of December 31, 1997 and 1996 were as follows:

                               DECEMBER 31, 1997              DECEMBER 31, 1996
                         ------------------------------ ------------------------------
TYPE OF INVESTMENT       NUMBER OF UNITS VALUE PER UNIT NUMBER OF UNITS VALUE PER UNIT
------------------       --------------- -------------- --------------- --------------
BellSouth Stock Fund....   515,367,597      $2.2379       669,121,965      $1.5659
Interest Income Fund....   689,444,667       1.2978       678,111,231       1.2177
Indexed Stock Fund......   454,449,668       2.2833       443,980,017       1.7112
Balanced Fund...........    60,582,302       1.7313        57,850,389       1.4196
Bond Fund...............    84,282,694       1.3023        99,790,033       1.1971

  The number and value of units by quarter for each investment, other than mutual funds, during 1997 were as follows:

                                       BELLSOUTH STOCK FUND INTEREST INCOME FUND
                                       -------------------- --------------------
                                        NUMBER OF   VALUE    NUMBER OF   VALUE
 1997                                     UNITS    PER UNIT    UNITS    PER UNIT
 ----                                  ----------- -------- ----------- --------
March................................. 592,238,246 $1.6506  690,822,435 $1.2367
June.................................. 568,569,014  1.8247  693,851,427  1.2566
September............................. 558,586,028  1.8309  675,973,855  1.2772
December.............................. 515,367,597  2.2379  689,444,667  1.2978


                                         INDEXED STOCK FUND     BALANCED FUND
                                        -------------------- -------------------
                                         NUMBER OF   VALUE   NUMBER OF   VALUE
 1997                                      UNITS    PER UNIT   UNITS    PER UNIT
 ----                                   ----------- -------- ---------- --------
March.................................. 449,743,497 $1.7575  59,945,425 $1.4391
June................................... 452,220,908  2.0653  59,218,361  1.5910
September.............................. 451,452,864  2.2201  59,518,543  1.6768
December............................... 454,449,668  2.2833  60,582,302  1.7313
                                             BOND FUND
                                        --------------------
                                         NUMBER OF   VALUE
 1997                                      UNITS    PER UNIT
 ----                                   ----------- --------
March..................................  92,627,982 $1.1917
June...................................  87,196,772  1.2310
September..............................  82,880,551  1.2681
December...............................  84,282,694  1.3023

  The values of mutual funds, all of which are traded on a national securities exchange, are based on published daily closing net asset values as reported by the respective securities exchanges.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND PER-PARTICIPANT AMOUNTS)

4. UNITS OF THE PLAN--(CONTINUED)

  At December 31, 1997, the number of participants currently enrolled within the Plan by investment direction as described in Section 7 of the Plan document was as follows:

                                                                    NUMBER OF
                          FUND DESCRIPTION                         PARTICIPANTS
                          ----------------                         ------------
   Entirely in BellSouth Stock Fund...............................     3,126
   Entirely in Indexed Stock Fund.................................     2,820
   Entirely in Interest Income Fund...............................     1,819
   Entirely in Fidelity Growth & Income Portfolio.................       261
   Equally in BellSouth Stock Fund and Indexed Stock Fund.........     1,314
   Equally in BellSouth Stock Fund and Interest Income Fund.......       783
   Equally in Indexed Stock Fund and Interest Income Fund.........       517
   Equally in Indexed Stock Fund and Balanced Fund................       293
   Equally in Indexed Stock Fund and Fidelity Growth & Income
    Portfolio.....................................................       435
   Various fund combinations*.....................................    11,317
                                                                      ------
     Total Participants...........................................    22,685
                                                                      ======

--------
* Includes all other investment directions, each having less than 1% of participants.

  All employing company contributions are made either to the ESOP or, for certain Plan participants who were formerly participants in the RSP, to the BellSouth Stock Fund. As such, all employees currently contributing to the Plan are participants in either the ESOP or the BellSouth Stock Fund. For more information, refer to Schedule A of the Plan Document.

5. CONTRIBUTIONS

  Employee contributions to the plan are recorded based on basic contributions of up to 6% and, for those participants wishing to contribute additional amounts, supplemental contributions of up to 9%, such that total contributions may not exceed 15% of compensation. Contributions are designated by the participants as before-tax or after-tax, subject to certain IRS limitations on before-tax contributions. Prior to January 1, 1996, the before-tax component of contributions was limited to 12% of compensation.

  As discussed in Section 3 of the Plan document, participants may also rollover amounts into the Plan from other qualified plans.

  The employing company makes matching contributions to the ESOP or the BellSouth Stock Fund, as appropriate, in respect of each participant's authorized basic contributions. Employing company matching contributions vest immediately. The rate of the employing company matching contributions remains in effect for a twelve-month period from April 1 through March 31. The employing company matches 100% of a participant's first 2% of basic contributions. Basic contributions in excess of 2% are matched at a variable rate that vary company to company. The range of matching rates for basic contributions in excess of 2% for the three years ended December 31, 1997 were as follows:

                                                     1997      1996      1995
                                                   --------- --------- ---------
      January-March............................... 25% - 75% 25% - 74% 50% - 81%
      April-December.............................. 25% - 85% 25% - 75% 25% - 74%

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND PER-PARTICIPANT AMOUNTS)

6. PLAN EXPENSES

  Each participant in the Plan is charged a flat annual fee for Plan administrative expenses, including recordkeeping, trustee and other expenses considered reasonable by the Plan administrator. The fee is divided on a pro rata basis among each investment option of the participant. The per-participant fee for 1997, 1996 and 1995 was $30.00, $26.40 and $22.00,
respectively. Additional fees are also charged to individual participants for various services provided by the Plan's recordkeeper and the BellSouth Participant Service Center.

  Investment manager fees are paid by the Master Savings Trust. Investment manager fees, included in allocated share of Trust investment activities in the statements of changes in net assets available for plan benefits for the years presented, were as follows:

                                                             FOR THE YEAR ENDED
                                                                DECEMBER 31,
                                                             --------------------
                                                              1997   1996   1995
                                                             ------ ------ ------
Interest Income Fund........................................ $   426 $ 346 $ 337
Indexed Stock Fund..........................................     190   138   107
Balanced Fund...............................................     114    71    37
Bond Fund...................................................     367   367   275
                                                             ------- ----- -----
                                                              $1,097  $922  $756
                                                             ======= ===== =====

  For the mutual funds, investment manager fees are not paid directly from the Master Savings Trust. However, these investments are subject to mutual fund management fees, which reduce the overall return of the respective mutual fund. Such fees, expressed as percentages of fund assets, which were assessed against the mutual funds by their respective managers were as follows:

                                                                 FOR THE YEAR
                                                                     ENDED
                                                                 DECEMBER 31,
                                                               -----------------
                                                               1997  1996  1995
                                                               ----- ----- -----
Fidelity Growth & Income Portfolio............................ 0.75% 0.74%   --
DFA U.S. 6-10 Value Portfolio II.............................. 0.75% 0.85% 0.96%
Vanguard Index Trust Growth Portfolio*........................ 0.20%   --    --
T. Rowe Price Mid-Cap Growth*................................. 1.04%   --    --
DFA U.S. Large Cap Value II Fund.............................. 0.75% 0.82% 0.96%
DFA International Value II Fund............................... 0.75% 0.86% 0.96%
Berger 100 Fund*.............................................. 1.41% 1.42% 1.47%
American Century/Twentieth Century Growth Investors Fund*..... 1.00% 1.00% 1.00%

--------
* During September 1997, the Berger 100 Fund and the American
 Century/Twentieth Century Growth Investors Fund were replaced by the T. Rowe Price Mid-Cap Growth and the Vanguard Index Trust Growth Portfolio. For additional information, see Note 1.

  For the three years ended December 31, 1997, no fees were paid to investment managers for management of the BellSouth Stock Fund.

7. TAX STATUS

  The Internal Revenue Service has determined and informed BellSouth by letter dated April 14, 1998, that the Plan and related Trust meet the requirements of
Section 401(a) of the Code and are exempt from federal income taxes under
Section 501(a) of the Code.

  For information on the federal income tax effects on the employees with respect to the Plan, participants should refer to the SPD.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND PER-PARTICIPANT AMOUNTS)

8. TERMINATION PRIORITIES

  BellSouth intends to continue the Plan indefinitely but reserves the right to terminate or amend it. In the event the Plan is terminated, if BellSouth or its subsidiaries sponsors another defined contribution plan, the participants may elect to have their units transferred to the other plan. If BellSouth or its subsidiaries do not sponsor such a plan, the participants would receive a lump-sum distribution of their units.

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST

  The assets of the Plan are held in the Master Savings Trust and are commingled with the assets of the SSP. Prior to April 1, 1996, the Plan's assets were also commingled with the assets of the RSP, which was merged with and into the Plan on April 1, 1996. Effective July 1, 1993, the BellSouth Employee Stock Ownership Plan (PAYSOP) was amended to allow it to be added as a participating plan under the Master Savings Trust. However, the PAYSOP is a sub-trust under the Master Savings Trust and the PAYSOP assets are not commingled with the assets of the Master Savings Trust. This sub-trust is not included in the following Master Savings Trust information.

  The assets of the Master Savings Trust are allocated to the Plan based upon the total of each individual plan participant's share of the Master Savings Trust's assets. The Plan's allocated share of the total net assets of all funds in the Master Savings Trust at December 31, 1997 and 1996 was 66.75389% and 67.75720%, respectively. The Plan's allocated share of the net assets of each fund in the Master Savings Trust at December 31, 1997 and 1996 were as follows:

                                                              1997      1996
                                                            --------- ---------
   BellSouth Stock Fund.................................... 49.71811% 53.08833%
   Interest Income Fund.................................... 71.88872% 71.05430%
   Indexed Stock Fund...................................... 85.12677% 88.12704%
   Balanced Fund........................................... 82.60366% 84.53626%
   Bond Fund............................................... 93.41432% 94.49191%
   Fidelity Growth & Income Portfolio...................... 72.13917% 74.72260%
   DFA U.S. 6-10 Value Portfolio II........................ 80.46464% 84.49196%
   Vanguard Index Trust Growth Portfolio................... 70.06610%       --
   T. Rowe Price Mid-Cap Growth............................ 78.53335%       --
   DFA U.S. Large Cap Value II Fund........................ 73.59767% 77.72083%
   DFA International Value II Fund......................... 87.09114% 89.86031%
   Berger 100 Fund.........................................       --  72.14168%
   American Century/Twentieth Century Growth Investors
    Fund...................................................       --  72.15016%
   Participant Loans....................................... 72.46246% 76.47949%
   Other................................................... 69.58087% 76.66749%

                       BELLSOUTH RETIREMENT SAVINGS PLAN

     (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND PER-PARTICIPANT AMOUNTS)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST--(CONTINUED)

  The financial position of the Master Savings Trust at December 31, 1997 and 1996 was as follows:

                                                             1997       1996
                                                             ----       ----
Assets:
 Investments at value:
  BellSouth Stock Fund:
   Shares of BellSouth common stock...................... $2,284,295 $2,009,039
   Temporary cash investments............................     28,464        490
   Distributable shares..................................         69        397
  Interest Income Fund:
   Contracts.............................................  1,180,628  1,088,329
   Temporary cash investments............................     61,963     46,790
  Indexed Stock Fund:
   Equity Index Fund.....................................  1,218,854    862,465
   Temporary cash investments............................         50         86
  Balanced Fund:
   Securities............................................    114,364     86,837
   Temporary cash investments............................     12,927     10,116
  Bond Fund:
   Securities............................................    113,050    121,647
   Temporary cash investments............................      2,791      4,223
  Fidelity Growth & Income Portfolio:
   Securities............................................    222,255     75,746
   Temporary cash investments............................          1          2
  DFA U.S. 6-10 Value Portfolio II:
   Securities............................................    126,866     48,291
   Temporary cash investments............................          1          2
  Vanguard Index Trust Growth Portfolio:
   Securities............................................     66,199        --
  T. Rowe Price Mid-Cap Growth:
   Securities............................................     51,856        --
   Temporary cash investments............................          1        --
  DFA U.S. Large Cap Value II Fund:
   Securities............................................     51,246     26,424
  DFA International Value II Fund:
   Securities............................................     36,359     31,884
  Berger 100 Fund:
   Securities............................................        --      55,121
   Temporary cash investments............................        --           8
  American Century/Twentieth Century Growth Investors
   Fund:
   Securities............................................        --      20,883
 Participant Loans:
  Loans to participants..................................     83,956     73,981
  Temporary cash investments.............................         99        141
 Contribution Account+:
  Temporary cash investments.............................      8,994        123
 Distribution Account+:
  Temporary cash investments.............................     10,006      6,831
 Expense Account+:
  Temporary cash investments.............................      1,456      1,505
 Mutual Fund Window+:
  Temporary cash investments.............................        --         856
 Dividends and interest income receivable................      2,236      2,346
 Receivable for investments sold.........................     50,270     12,402
 Other receivables.......................................     20,918      2,404
 Variation margin receivable.............................         51         18
                                                          ---------- ----------
                                                           5,750,225  4,589,387
Liabilities:
 Payable for investments purchased.......................     67,167      7,182
 Variation margin payable................................         14         95
 Administrative fees payable.............................        194      1,040
                                                          ---------- ----------
 Trust net assets (excluding ESOP Trusts)................  5,682,850  4,581,070

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND PER-PARTICIPANT AMOUNTS)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST--(CONTINUED)

                                                             1997       1996
                                                             ----       ----
Investment in ESOP Trusts:
 Shares of BellSouth common stock allocated to partici-
  pants..................................................  1,245,401    835,717
 Distributable shares....................................         77         37
 Shares of BellSouth common stock held for future alloca-
  tion...................................................    849,442    707,649
 Temporary cash investments..............................     31,588     30,035
                                                          ---------- ----------
 Total investments.......................................  7,809,358  6,154,508
Liabilities:
 Notes payable...........................................    534,436    594,334
                                                          ---------- ----------
 Trust net assets........................................ $7,274,922 $5,560,174
                                                          ========== ==========
 Investments at cost..................................... $5,298,067 $4,329,557
                                                          ========== ==========

--------
+ These accounts are included as "Other" in the accompanying financial statements.

  Distributions payable in shares at year end are reclassed from BellSouth common stock and ESOP--BellSouth common stock held for future allocation to the respective "Distributable Shares" line.

  See Item 27a, BellSouth Master Savings Trust Schedule of Assets Held for Investment Purposes.

  Assets in the BellSouth Stock Fund, Bond Fund, Indexed Stock Fund, mutual funds and some of the assets in the Balanced Fund are invested in securities which fluctuate in market value, and the values of the units fluctuate daily.

  Assets in the Interest Income Fund are invested in a number of investment contracts with diversified groups of high quality financial institutions. The value of the Interest Income Fund is based upon the principal invested and the interest credited, and the value of the units should increase as of the end of each day. Some of these contracts are unsecured, general obligations of such companies. Their security is subject to the ability of the insurance companies or other financial institutions to repay their debts generally as they come due. Other contracts are backed specifically by high quality, fixed income assets. Therefore, many of the new investment contracts have the underlying assets held in a separate account of an insurance company or in a trust fund. These assets are protected from the general creditors of the contract issuer.

  The contracts held by the Trust in the Interest Income Fund are considered fully benefit-responsive in accordance with AICPA Statement of Position 94-4. A fully benefit-responsive investment contract provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans or hardship withdrawals initiated by plan participants exercising their rights to withdraw, borrow or transfer funds under the terms of the ongoing plan. The fair value of these investment contracts as of December 31, 1997 and 1996 was $1,226,434 and $1,098,227,
respectively.

  The crediting interest rate at December 31, 1997 and 1996, was 6.65% and 6.57%, respectively. The average yield for the years ended December 31, 1997 and 1996, was 6.64% and 6.52%, respectively. Interest rates are reset on a semi-annual, quarterly or monthly basis, whereby, such rates are reset to move the current book value of these investments toward the projected future market value over the life of the contract.

  During 1990, the BellSouth Management Savings and Employee Stock Ownership Plan Trust and the BellSouth Savings and Security ESOP Trust (the ESOP Trusts) issued medium-term notes in the aggregate amounts of $850 million to fund the purchase of BellSouth common stock to be utilized at later dates to fulfill match obligations. Shares purchased with such funds are released for allocation to participant accounts based on a prescribed schedule coinciding with payments on the ESOP notes.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND PER-PARTICIPANT AMOUNTS)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST--(CONTINUED)

  Assets held in the Master Savings Trust are generally unavailable to service the ESOP debt; however, the notes are guaranteed by and are subject to direct recourse against BellSouth. BellSouth contributes to the ESOP Trusts an amount necessary, net of ESOP dividends and interest, to service the ESOP notes. Such contributions are classified as Supplemental Contributions in the accompanying Statements of Changes in Net Assets Available for Plan Benefits With Fund Information. These contributions are subject to the claims of holders of debt securities issued by the ESOP Trusts but are held at BellSouth and paid to the ESOP Trusts twice yearly to fund, on a same day basis, required payments by the ESOP Trusts on the notes. Such contributions would not remain in the Plan Trusts unless there were a default on the debt securities by the ESOP Trustee after having received the required contributions from BellSouth. Therefore, holders of the debt securities should not rely on the assets of the ESOP Trusts in arriving at an investment decision with respect to the debt securities.

  In addition to Supplemental Contributions, BellSouth contributes amounts necessary to purchase any additional shares required to meet the match obligations after shares released by the ESOP Trusts have been used. Such contributions are classified as Employing Company Contributions in the accompanying Statements of Changes in Net Assets Available for Plan Benefits With Fund Information.

  In lieu of dividends earned on shares of BellSouth common stock which have been allocated to participants from the ESOP Trusts, participant accounts are credited with equivalent shares of BellSouth common stock. Dividends on the related ESOP shares are transferred to the Unallocated ESOP Fund and are applied towards the service of the ESOP notes. The transfer of these earnings is classified as Transfer of Loan Repayment in the accompanying Statements of Changes in Net Assets Available for Plan Benefits With Fund Information.

  For the years ended December 31, 1997 and 1996, BellSouth made cash contributions to the ESOP Trusts in the amount of $68,392 and $67,621, respectively, for the purpose of servicing the guaranteed debt, and cash contributions in the amount of $21,675 and $23,539, respectively, to purchase additional shares to meet the match obligations.

  A description of each debt issue is as follows:

  BellSouth Management Savings and Employee Stock Ownership Plan Trust:

                   TITLE                      AMOUNT  INTEREST RATE   DUE DATE
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $275,000    9.125%     July 1, 2003
Amortizing Medium-Term Notes, Series A...... $275,000    9.19%      July 1, 2003
                                             --------
  Total..................................... $550,000
                                             ========

  BellSouth Savings and Security ESOP Trust:

                   TITLE                      AMOUNT  INTEREST RATE   DUE DATE
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $300,000    9.125%     July 1, 2003

  Maturities of the ESOP Trusts' long-term debt outstanding at December 31, 1997 were as follows:

                      1998    1999    2000    2001     2002     2003    TOTAL
                     ------- ------- ------- ------- -------- -------- --------
Maturities.......... $67,418 $75,589 $84,470 $94,128 $104,648 $108,183 $534,436
                     ======= ======= ======= ======= ======== ======== ========

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND PER-PARTICIPANT AMOUNTS)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST--(CONTINUED)

  Investment activities of the Master Savings Trust are allocated to the Plan based upon the total of each individual plan participant's share of the Master Savings Trust investment activities during the period ended December 31, 1997.

  The Master Savings Trust investment activities for the years ended December 31, 1997, 1996 and 1995 were as follows:

                                                   FOR THE YEAR ENDED
                                                      DECEMBER 31,
                                             ---------------------------------
                                                1997       1996        1995
                                             ----------  ---------  ----------
Investment Activities:
 Dividends on shares of BellSouth common
  stock..................................... $  117,861  $ 129,554  $  123,588
 Interest Income Fund income................     77,381     69,519      77,893
 Other interest.............................     38,778     25,723      18,523
 Net change in unrealized
  appreciation/(depreciation) on invest-
  ments.....................................    689,077   (237,602)  1,581,522
 Net realized gain on investments...........    991,088    153,494      62,815
 Investment manager fees....................     (1,308)    (1,143)     (1,017)
 Other fees.................................     (2,960)    (2,035)     (1,994)
                                             ----------  ---------  ----------
Net investment activities................... $1,909,917  $ 137,510  $1,861,330
                                             ==========  =========  ==========

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

           ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                 (IN THOUSANDS)

                                                         DECEMBER 31, 1997
                                                  -------------------------------
                                                  NUMBER OF
                                                  SHARES OR
                                                  PRINCIPAL             CARRYING
        NAME OF ISSUER AND TITLE OF ISSUE          AMOUNT      COST      VALUE
        ---------------------------------         --------- ---------- ----------
                              BELLSOUTH STOCK FUND
SHARES OF BELLSOUTH COMMON STOCK*#--98.8%........   40,565  $1,083,898 $2,284,364
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--1.2%.................   14,097  $   28,380 $   28,464
                                                            ---------- ----------
  Total BellSouth Stock Fund--100.0%.............           $1,112,278 $2,312,828
                                                            ---------- ----------
                              INTEREST INCOME FUND

ANNUITY CONTRACTS WITH INSURANCE COMPANIES--95.0%+
 Aetna Life Insurance Company
  (7.07%)........................................ $ 70,860  $   70,860 $   70,860
 Allstate Life Insurance Company
  (5.74%-6.48%).................................. $ 56,265  $   56,265 $   56,265
 BT Basic
  (7.11%)........................................ $111,987  $  111,987 $  111,987
 CDC Investment Management Corp.
  (5.96%-7.61%).................................. $ 60,381  $   60,381 $   60,381
 Commonwealth Life Insurance Co.
  (6.05%)........................................ $  1,286  $    1,286 $    1,286
 Continental Assurance
  (5.78%-5.97%).................................. $112,500  $  112,500 $  112,500
 Hartford Life
  (8.70%)........................................ $  8,781  $    8,781 $    8,781
 Jackson National Life
  (6.28%)........................................ $ 57,801  $   57,801 $   57,801
 John Hancock Mutual Life
  (4.45%-6.98%).................................. $178,087  $  178,087 $  178,087
 MBL Life Assurance Corp.
  (5.10%-9.75%).................................. $  3,651  $    3,651 $    3,651
 Massachusetts Mutual
  (6.28%-6.78%).................................. $ 31,647  $   31,647 $   31,647
 Metropolitan Life Insurance Co.
  (5.79%-6.80%).................................. $ 93,843  $   93,843 $   93,843
 New York Life Insurance Co.
  (5.46%-6.80%).................................. $ 27,607  $   27,607 $   27,607
 Peoples Security Life Insurance Co.
  (6.91%)........................................ $113,871  $  113,871 $  113,871
 Prudential Insurance Company of America
  (5.90%-9.83%).................................. $ 11,776  $   11,776 $   11,776
 Rabobank Nederland
  (6.16%-7.63%).................................. $102,221  $  102,221 $  102,221
 Sun Life Association, Canada
  (5.78%-5.79%).................................. $ 25,418  $   25,418 $   25,418
 TransAmerican Life & Annuity
  (6.58%-7.00%).................................. $ 70,841  $   70,841 $   70,841
 Union Bank of Switzerland
  (7.28%-8.30%).................................. $ 41,805  $   41,805 $   41,805
                                                            ---------- ----------
                                                            $1,180,628 $1,180,628
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--5.0%................. $ 61,963  $   61,963 $   61,963
                                                            ---------- ----------
  Total Interest Income Fund--100.0%.............           $1,242,591 $1,242,591
                                                            ---------- ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

     ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(CONTINUED)

                                 (IN THOUSANDS)

                                                           DECEMBER 31, 1997
                                                    -------------------------------
                                                    NUMBER OF
                                                    SHARES OR
                                                    PRINCIPAL             CARRYING
         NAME OF ISSUER AND TITLE OF ISSUE           AMOUNT      COST      VALUE
         ---------------------------------          --------- ---------- ----------

                               INDEXED STOCK FUND
BANKERS TRUST PYRAMID EQUITY INDEX FUND*#--99.9%...      537  $1,062,987 $1,218,854
                                                              ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%...................       25  $       49 $       50
                                                              ---------- ----------
    Total Indexed Stock Fund--100.0%...............           $1,063,036 $1,218,904
                                                              ---------- ----------

                                 BALANCED FUND
BT EQUITY INDEX FUND--54.0%........................       30  $   59,405 $   68,751
                                                              ---------- ----------
BT BROAD MARKET FIXED INCOME FUND--35.4%...........   22,381  $   38,097 $   45,034
                                                              ---------- ----------
U.S. TREASURY BILL, EXP. 01/08/98--0.5%............ $    605  $      579 $      579
                                                              ---------- ----------
TEMPORARY CASH INVESTMENTS--10.1%..................    6,403  $   12,657 $   12,927
                                                              ---------- ----------
  Total Balanced Fund--100.0%......................           $  110,738 $  127,291
                                                              ---------- ----------

                                   BOND FUND
U.S. GOVERNMENT TREASURY NOTES--43.0%
 U.S. Treasury Notes, 7.125%, 02/29/00............. $  1,675  $    1,785 $    1,723
 U.S. Treasury Notes, 6.875%, 03/31/00............. $  7,850  $    8,300 $    8,044
 U.S. Treasury Notes, 8.875%, 05/15/00............. $  2,550  $    2,899 $    2,729
 U.S. Treasury Notes, 6.250%, 05/31/00............. $  7,025  $    7,270 $    7,113
 U.S. Treasury Notes, 6.125%, 07/31/00............. $  8,400  $    8,707 $    8,487
 U.S. Treasury Notes, 8.750%, 08/15/00............. $    225  $      256 $      241
 U.S. Treasury Notes, 5.750%, 11/30/02............. $  5,700  $    5,709 $    5,704
 U.S. Treasury Notes, 6.500%, 08/15/05............. $  2,975  $    2,898 $    3,104
 U.S. Treasury Notes, 7.000%, 07/15/06............. $  2,300  $    2,314 $    2,483
 U.S. Treasury Notes, 6.250%, 02/15/07............. $  9,900  $    9,749 $   10,216
                                                              ---------- ----------
                                                              $   49,887 $   49,844
                                                              ---------- ----------
U.S. GOVERNMENT TREASURY BONDS--20.9%
 U.S. Treasury Bonds, 11.625%, 11/15/04............ $    600  $      799 $      796
 U.S. Treasury Bonds,  9.375%, 02/15/06............ $ 11,000  $   12,334 $   13,525
 U.S. Treasury Bonds,  7.250%, 05/15/16............ $  7,800  $    7,420 $    8,885
 U.S. Treasury Bonds,  7.500%, 11/15/16............ $    825  $      869 $      963
                                                              ---------- ----------
                                                              $   21,422 $   24,169
                                                              ---------- ----------
FEDERAL AGENCY OBLIGATIONS--14.7%
 Government Natl. Mtg. Assn., 6.5%, 10/15/23....... $  3,495  $    3,283 $    3,466
 Government Natl. Mtg. Assn., 6.5%, 11/15/23....... $  1,831  $    1,702 $    1,817
 Government Natl. Mtg. Assn., 6.5%, 12/15/23....... $  5,301  $    4,987 $    5,260
 Government Natl. Mtg. Assn., 6.5%, 1/15/24........ $  1,475  $    1,382 $    1,462
 Government Natl. Mtg. Assn., 6.5%, 2/15/24........ $  2,465  $    2,299 $    2,444
 Government Natl. Mtg. Assn., 7.0%, 07/15/24....... $  2,541  $    2,419 $    2,571
                                                              ---------- ----------
                                                              $   16,072 $   17,020
                                                              ---------- ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

     ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(CONTINUED)

                                 (IN THOUSANDS)

                                                           DECEMBER 31, 1997
                                                      ---------------------------
                                                      NUMBER OF
                                                      SHARES OR
                                                      PRINCIPAL          CARRYING
          NAME OF ISSUER AND TITLE OF ISSUE            AMOUNT     COST    VALUE
          ---------------------------------           --------- -------- --------

DOMESTIC CORPORATE OBLIGATIONS--19.0%
 Texas Utilities
  9.50%, 08/01/99....................................  $  600   $    637 $    629
 Philadelphia Elec. Co.
  7.500%, 01/15/99...................................  $  875   $    890 $    886
 Puget Sound PWR & LT Co.
  6.500%, 09/14/99...................................  $2,000   $  2,005 $  2,017
 National Rural Utilities
  6.030%, 11/18/99...................................  $1,500   $  1,500 $  1,500
 Washington Nat. Gas
  7.080%, 01/15/99...................................  $1,000   $  1,015 $  1,011
 Philadelphia Elec. Co.
  5.375%, 08/15/98...................................  $1,300   $  1,287 $  1,296
 Virginia Elec. & Pwr. Co.
  6.350%, 06/08/98...................................  $1,000   $  1,004 $  1,002
 Union Oil
  7.24%, 04/01/99 ...................................  $1,600   $  1,635 $  1,626
 Ryder SYS Inc.
  7.50%, 04/29/98....................................  $  177   $    180 $    177
 USX Corp.
  6.375%, 07/15/98...................................  $1,850   $  1,846 $  1,853
 Columbia/HCA
  6.500%, 03/15/99...................................  $  600   $    601 $    597
 Union Pac. Corp.
  6.250%, 03/15/99...................................  $2,200   $  2,206 $  2,201
 Philip Morris
  7.375%, 02/15/99...................................  $1,150   $  1,169 $  1,164
 AT&T
  6.26%, 02/18/99....................................  $1,700   $  1,700 $  1,704
 Chrysler Finl. Corp.
  6.52%, 07/21/99....................................  $  200   $    202 $    201
 Chrysler Finl. Corp.
  9.5%, 12/15/99.....................................  $  900   $    967 $    956
 General Mtrs. Accept. Corp.
  6.050%, 10/04/99...................................  $3,200   $  3,196 $  3,197
                                                                -------- --------
                                                                $ 22,040 $ 22,017
                                                                -------- --------
TEMPORARY CASH INVESTMENTS--2.4%.....................   1,382   $  2,779 $  2,791
                                                                -------- --------
  Total Bond Fund--100.0%............................           $112,200 $115,841
                                                                -------- --------

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

     ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(CONTINUED)

                                 (IN THOUSANDS)

                                                          DECEMBER 31, 1997
                                                   -------------------------------
                                                   NUMBER OF
                                                   SHARES OR
                                                   PRINCIPAL             CARRYING
        NAME OF ISSUER AND TITLE OF ISSUE           AMOUNT      COST      VALUE
        ---------------------------------          --------- ---------- ----------

                       FIDELITY GROWTH & INCOME PORTFOLIO

SHARES OF FIDELITY GROWTH & INCOME PORTFOLIO--
 99.9%...........................................     5,833  $  190,331 $  222,255
                                                             ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%.................   $     1  $        1 $        1
                                                             ---------- ----------
  Total Fidelity Growth & Income Portfolio--
   100.0%........................................            $  190,332 $  222,256
                                                             ---------- ----------

                        DFA U.S. 6-10 VALUE PORTFOLIO II

SHARES OF DIMENSIONAL FUND ADVISORS U.S. 6-10
 VALUE II--99.9%.................................     6,880  $  109,489 $  126,866
                                                             ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%.................   $     1  $        1 $        1
                                                             ---------- ----------
  Total DFA U.S. 6-10 Value Portfolio II--100.0%.            $  109,490 $  126,867
                                                             ---------- ----------

                     VANGUARD INDEX TRUST GROWTH PORTFOLIO

SHARES OF VANGUARD INDEX TRUST GROWTH PORTFOLIO--
 100.0%..........................................     2,938  $   64,830 $   66,199
                                                             ---------- ----------
  Total Vanguard Index Trust Growth Portfolio--
   100.0%........................................            $   64,830 $   66,199
                                                             ---------- ----------

                          T. ROWE PRICE MID-CAP GROWTH
SHARES OF T. ROWE PRICE MID-CAP GROWTH--99.9%....     1,813  $   51,072 $   51,856
                                                             ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%.................   $     1  $        1 $        1
                                                             ---------- ----------
  Total T. Rowe Price Mid-Cap Growth--100.0%.....            $   51,073 $   51,857
                                                             ---------- ----------


                        DFA U.S. LARGE CAP VALUE II FUND
SHARES OF DIMENSIONAL FUND ADVISORS U.S. LARGE
 CAP VALUE II--100.0%............................     2,849  $   43,196 $   51,246
                                                             ---------- ----------
  Total DFA U.S. Large Cap Value II Fund--100.0%.            $   43,196 $   51,246
                                                             ---------- ----------

                        DFA INTERNATIONAL VALUE II FUND


SHARES OF DIMENSIONAL FUND ADVISORS INTERNATIONAL
 VALUE II--100.0%................................     3,547  $   38,021 $   36,359
                                                             ---------- ----------
  Total DFA International Value II Fund--100.0%..            $   38,021 $   36,359
                                                             ---------- ----------

                               PARTICIPANT LOANS

LOANS TO PARTICIPANTS (7%-12.5%)--99.9%..........   $83,956  $   83,956 $   83,956
                                                             ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%.................   $    99  $       99 $       99
                                                             ---------- ----------
  Total Loan Fund--100.0%........................            $   84,055 $   84,055
                                                             ---------- ----------

                        BELLSOUTH MASTER SAVINGS TRUST

                  EMPLOYER IDENTIFICATION NUMBER: 58-1533433

    ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(CONTINUED)

                                (IN THOUSANDS)

                                                         DECEMBER 31, 1997
                                                  -------------------------------
                                                  NUMBER OF
                                                  SHARES OR
                                                  PRINCIPAL             CARRYING
        NAME OF ISSUER AND TITLE OF ISSUE          AMOUNT      COST      VALUE
        ---------------------------------         --------- ---------- ----------

                            CONTRIBUTION ACCOUNT++
TEMPORARY CASH INVESTMENTS--100.0%...............   4,454   $    8,992 $    8,994
                                                            ---------- ----------
  Total Contribution Acct.--100.0%...............           $    8,992 $    8,994
                                                            ---------- ----------

                            DISTRIBUTION ACCOUNT++
TEMPORARY CASH INVESTMENTS--100.0%...............   4,956   $    9,993 $   10,006
                                                            ---------- ----------
  Total Distribution Acct.--100.0%...............           $    9,993 $   10,006
                                                            ---------- ----------

                               EXPENSE ACCOUNT++
TEMPORARY CASH INVESTMENTS--100.0%...............     721   $    1,425 $    1,456
                                                            ---------- ----------
  Total Expense Acct.--100.0%....................           $    1,425 $    1,456
                                                            ---------- ----------

                         EMPLOYEE STOCK OWNERSHIP PLAN
SHARES OF BELLSOUTH COMMON STOCK*#--98.5%........  37,202   $1,024,701 $2,094,920
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--1.5%.................  15,644   $   31,116 $   31,588
                                                            ---------- ----------
  Total Employee Stock Ownership Fund--100.0%....           $1,055,817 $2,126,508
                                                            ---------- ----------
  TOTAL INVESTMENTS..............................           $5,298,067 $7,803,258
                                                            ========== ==========

--------
NOTES
Percentages represent the percentage of the investments of each fund of the Master Savings Trust.

 * This investment is a security issued by a party-in-interest to the Plan.
 # Investment represents 5% or more of the Net Assets of the Master Savings
   Trust.
 + The contracts with these insurance companies (interest rates indicated in parentheses) guarantee the repayment of principal and the crediting of interest resulting in a composite effective annual interest rate of 6.64% for the year 1997. The timing of the remittance of participating employee contributions and other participating employee-directed transactions may cause the actual yield to vary from this rate. The composite interest rate is subject to annual adjustment.
++ These accounts are included as "other" in the Plan's Financial Statements.